Report of Independent Registered Public
Accounting Firm

To the Board of Managers and Members of
Ramius IDF LLC

In planning and performing our audit of
the financial statements of Ramius IDF
LLC ( the Fund ) as of and for the year
ended March 31, 2014, in accordance with the standards of the Public Company
Accounting Oversight Board
(United States), we considered the
Fund s internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund s internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Fund s internal control over financial
reporting.

The management of the Fund
is responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs of controls. A fund s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and Board of Managers of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal
control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing Fund s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Fund s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2014.

This report is intended solely for the
information and use of management and the Board of Managers of Ramius IDF Master Fund
LLC and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
May 30, 2014